Exhibit Number
99.1

Investor Contact:	W. Larry Cash Executive Vice President and Chief Financial Officer (615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
SECOND QUARTER 2006 RESULTS WITH NET OPERATING REVENUES UP 15.5%

BRENTWOOD, TN. (July 26, 2006) — Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the second quarter and six months ended June 30, 2006.
     Net operating revenues for the quarter ended June 30, 2006, totaled $1.061 billion, a 15.5% increase compared with $918.7 million for the same period last year. Income from continuing operations increased 13.5% to $52.4 million, or $0.54 per share (diluted), on 96.9 million weighted average shares outstanding for the quarter ended June 30, 2006, compared with $46.2 million, or $0.49 per share (diluted), on 99.3 million weighted average shares outstanding for the same period last year. Net income increased to $52.4 million, or $0.54 per share (diluted), for the quarter ended June 30, 2006, compared with $40.5 million, or $0.43 per share (diluted), for the same period last year.
     The second quarter 2006 results include additional compensation expense of $3.8 million, or $0.03 per diluted share, resulting from stock-based compensation calculated under SFAS No. 123(R), “Share-Based Payment”.
     Adjusted EBITDA for the second quarter of 2006 was $156.7 million, compared with $140.2 million for the same period last year, representing an 11.8% increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the second quarter of 2006 was $116.2 million, compared with $127.7 million for the same period last year.
     The consolidated financial results for the quarter ended June 30, 2006, reflect a 10.5% increase in total admissions compared with the same period last year. This increase is primarily attributable to hospitals acquired during 2006 and 2005. On a same-store basis, admissions increased 1.1% and adjusted admissions increased 0.5%, compared with the same period last year. On a same-store basis, net operating revenues increased 7.7%, compared with the same period last year.
     Net operating revenues for the six months ended June 30, 2006, totaled $2.088 billion, a 14.3% increase compared with $1.827 billion for the same period last year. Income from continuing operations increased 15.1% to $109.6 million, or $1.13 per share (diluted), on 97.5 million weighted average shares outstanding for the six months ended June 30, 2006, compared with $95.2 million, or $1.01 per share (diluted), on 98.7 million weighted average shares outstanding for the same period last year. Net income increased to $106.4 million, or $1.09 per share (diluted), for the six months ended June 30, 2006, compared with $76.5 million, or $0.82 per share (diluted), for the same period last year. Loss on discontinued operations for the six months ended June 30, 2006, consists of an after-tax loss of approximately $3.2 million, or $0.03 per share (diluted), related primarily to the sale of one hospital in March of 2006, which was designated as being held for sale at December 31, 2005.
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CYH Announces Second Quarter 2006 Results

July 26, 2006
     The results for the six months ended June 30, 2006, include additional compensation expense of $6.9 million, or $0.05 per diluted share, resulting from stock-based compensation calculated under SFAS No. 123(R), “Share-Based Payment”.
     Adjusted EBITDA for the six months ended June 30, 2006, was $315.2 million, compared with $283.9 million for the same period last year, representing an 11.0% increase. Net cash provided by operating activities for the six months ended June 30, 2006, was $207.0 million, compared with $276.4 million for the same period last year.
     The consolidated financial results for the six months ended June 30, 2006, reflect a 7.4% increase in total admissions compared with the same period last year. This increase is primarily attributable to hospitals acquired during 2006 and 2005. On a same-store basis, admissions decreased 0.7% and adjusted admissions decreased 0.2%, compared with the same period last year. A less severe flu season and lower respiratory related volume contributed to these decreases compared with a strong season last year. On a same-store basis, net operating revenues increased 7.3%, compared with the same period last year.
     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., stated, “Community Health Systems delivered another very strong financial and operating performance for the second quarter of 2006. These results reflect consistent execution of our centralized and standardized operating strategy, the successful integration of recently acquired hospitals and our continued focus on quality care.”
     On April 1, 2006, the Company completed the acquisition of two hospitals from the Baptist Health System, Birmingham, Alabama: Baptist Medical Center — DeKalb (134 beds) located in Fort Payne, Alabama, and Baptist Medical Center — Cherokee (60 beds) located in Centre, Alabama. Both hospitals are the sole providers of hospital services in their respective communities and have been renamed “DeKalb Regional Medical Center” and “Cherokee Medical Center”, respectively.
     On May 1, 2006, the Company completed the acquisition of Via Christi Oklahoma Regional Medical Center, a 148-bed acute care hospital located in Ponca City, Oklahoma. This hospital is the sole provider of hospital services in its community and has been renamed “Ponca City Medical Center”.
     On June 1, 2006, the Company completed the acquisition of Mineral Area Regional Medical Center, a 135-bed acute care hospital located in Farmington, Missouri.
     On July 1, 2006, the Company completed the acquisition of the healthcare assets of Vista Health, a non-profit corporation, which included Victory Memorial Hospital (336 licensed beds) and St. Therese Medical Center (currently utilizing 71 non-acute care beds), both located in Waukegan, Illinois and renamed “Vista Medical Center East” and “Vista Medical Center West”, respectively.
     “Our acquisition pace has been exceptionally strong through the first half of 2006,” added Smith. “As we have continued to acquire new facilities and assimilate them into our system, we have realized greater operating efficiencies while improving volumes and revenues. At the same time, we have created an opportunity to capture healthcare services that were previously sent out of the local market. Our proven ability to deliver improved results and foster positive community relations has continued to be a distinct competitive advantage for Community Health Systems. We will continue to look for opportunities to selectively acquire new hospitals.”
     Included on pages 11 and 12 of this press release is a table setting forth selected information concerning the consolidated results of the Company for the year ended December 31, 2005, and updated projected operating results of the Company for the year ending December 31, 2006.
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CYH Announces Second Quarter 2006 Results

July 26, 2006
     Located in the Nashville, Tennessee, suburb of Brentwood, Community Health Systems, Inc. is a leading operator of general acute care hospitals in non-urban communities throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 76 hospitals in 22 states. Its hospitals offer a broad range of inpatient medical and surgical services, outpatient treatment and skilled nursing care. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH”.
     Community Health Systems, Inc. will hold a conference call to discuss this press release on Thursday, July 27, 2006, at 10:30 a.m. Central, 11:30 a.m. Eastern. Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and continue through August 27, 2006. A copy of the Company’s Form 8-K (including this press release) and conference call slide show will also be available on the Company’s website at www.chs.net.
     Statements contained in this news release regarding expected operating results, acquisition transactions and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and current reports on Forms 8-K and 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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CYH Announces Second Quarter 2006 Results

July 26, 2006
COMMUNITY HEALTH SYSTEMS, INC.
Financial Highlights
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2006		2005 (a)		2006		2005 (a)
Net operating revenues	$1,061,054		$918,718		$2,087,616		$1,826,981

Adjusted EBITDA (e)	$156,744		$140,152		$315,202		$283,934

Income from continuing operations	$52,369		$46,150		$109,623		$95,229

Net income	$52,369		$40,528		$106,407		$76,516

Income from continuing operations per share-basic	$0.55	(b)	$0.52		$1.14	(b)	$1.08

Income from continuing operations per share-diluted	$0.54	(b)	$0.49	(c)	$1.13	(b)	$1.01	(c)

Net income per share — basic	$0.55		$0.45		$1.11		$0.86

Net income per share — diluted	$0.54		$0.43	(c)	$1.09		$0.82	(c)

Weighted average number of shares outstanding — basic	95,769		89,150		96,159		88,543

Weighted average number of shares outstanding — diluted	96,870		99,329	(d)	97,537	(d)	98,713	(d)

Net cash provided by operating activities	$116,232		$127,686		$207,046		$276,396

(a)	Pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 144, the Company has restated the second quarter and six months ended June 30, 2005 financial statements and statistical results to reflect the reclassification as discontinued operations of one hospital designated as being held-for-sale during the second quarter of 2005, which was subsequently sold in March of 2006. Four hospitals were previously classified as discontinued operations in 2005.

(b)	Includes additional compensation expense of $0.03 per share and $0.05 per share (diluted) for the second quarter and six months ended June 30, 2006, respectively, resulting from stock-based compensation calculated under SFAS No. 123(R) “Share-Based Payment”. The Company adopted SFAS No. 123(R) beginning January 1, 2006, using the modified prospective application transition method.

(c)	For purposes of calculating earnings per share for the quarter ended June 30, 2005, the convertible notes are dilutive and accordingly after tax interest expense of $2.2 million per quarter is excluded from the calculation of earnings and 8.6 million shares are added to the number of shares outstanding to calculate fully diluted earnings per share.

(d)	Adjusted to include assumed exercise of employee stock options and assumed conversion of convertible notes. As of June 30, 2006, all of the convertible notes have been redeemed. 8,569,593 shares of common stock of the Company were issued upon conversion of the outstanding notes and $0.4 million of the notes were redeemed in exchange for cash. There was no impact on earnings per share (diluted) as a result of this conversion since weighted average number of shares outstanding-diluted for the second quarter and six months ended June 30, 2005, included the shares issuable upon conversion of the convertible notes.
(Footnotes continued on next page.)
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CYH Announces Second Quarter 2006 Results

July 26, 2006

(e)	EBITDA consists of income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company has from time to time sold minority interests in certain of its subsidiaries or acquired subsidiaries with existing minority interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the consolidated financial statements for the second quarter and six months ended June 30, 2006, and 2005 (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Adjusted EBITDA	$156,744	$140,152	$315,202	$283,934

Interest expense, net	(23,870)	(23,012)	(45,657)	(45,793)

Provision for income taxes	(32,867)	(29,390)	(69,165)	(60,628)

Loss from operations of hospitals sold and lease termination, net of taxes	—	(1,151)	(657)	(6,624)

Depreciation and amortization of discontinued operations	—	709	—	1,600

Other non-cash expenses, net	5,026	1,448	3,727	1,473

Net changes in operating assets and liabilities, net of effects of acquisitions	11,199	38,930	3,596	102,434

Net cash provided by operating activities	$116,232	$127,686	$207,046	$276,396

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CYH Announces Second Quarter 2006 Results

July 26, 2006
COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net operating revenues	$1,061,054	$918,718	$2,087,616	$1,826,981

Operating expenses:
Salaries and benefits	420,147	365,097	827,815	725,330
Provision for bad debts	115,704	91,582	223,295	184,633
Supplies	125,700	110,429	248,520	223,085
Other operating expenses	219,113	189,446	426,156	367,510
Rent	23,646	22,012	46,628	42,489
Depreciation and amortization	47,183	40,483	89,689	80,280
Minority interests in earnings	455	1,117	1,068	2,004

Total expenses	951,948	820,166	1,863,171	1,625,331

Income from operations	109,106	98,552	224,445	201,650
Interest expense, net	23,870	23,012	45,657	45,793

Income from continuing operations before income taxes	85,236	75,540	178,788	155,857
Provision for income taxes	32,867	29,390	69,165	60,628

Income from continuing operations	52,369	46,150	109,623	95,229

Discontinued operations, net of taxes;
Loss from operations	—	(1,151)	(657)	(6,624)
Loss on sale of hospitals	—	(4,471)	(2,559)	(12,089)

Loss on discontinued operations	—	(5,622)	(3,216)	(18,713)

Net income	$52,369	$40,528	$106,407	$76,516

Income from continuing operations per share-basic	$0.55	$0.52	$1.14	$1.08

Income from continuing operations per share-diluted	$0.54	$0.49	$1.13	$1.01

Net income per share — basic	$0.55	$0.45	$1.11	$0.86

Net income per share — diluted	$0.54	$0.43	$1.09	$0.82

Weighted average number of shares outstanding:
Basic	95,769	89,150	96,159	88,543

Diluted	96,870	99,329	97,537	98,713

Net Income per share calculation:
Net income	$52,369	$40,528	$106,407	$76,516
Add — Convertible notes interest, net of taxes	—	2,189	135	4,378

Adjusted net income	$52,369	$42,717	$106,542	$80,894

Weighted average number of shares outstanding — basic	95,769	89,150	96,159	88,543
Add effect of dilutive securities:
Stock awards	1,101	1,597	1,085	1,588
Convertible notes	—	8,582	293	8,582

Weighted average number of shares outstanding — diluted	96,870	99,329	97,537	98,713

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CYH Announces Second Quarter 2006 Results

July 26, 2006
COMMUNITY HEALTH SYSTEMS, INC.
Selected Operating Data
(Unaudited)
($ in thousands)

	For the Three Months Ended June 30,
	Consolidated			Same-Store
	2006	2005	% Change	2006	2005	% Change
Number of hospitals (at end of period)	75	67		67	67

Licensed beds (at end of period)	8,546	7,575		7,512	7,575

Beds in service (at end of period)	6,874	6,187		6,186	6,187

Admissions	78,248	70,844	10.5%	71,634	70,844	1.1%

Adjusted admissions	147,223	132,764	10.9%	133,410	132,764	0.5%

Patient days	321,573	293,320	9.6%	297,178	293,320	1.3%

Average length of stay (days)	4.1	4.1		4.1	4.1

Occupancy rate (average beds in service)	52.1%	52.2%		52.8%	52.2%

Net operating revenues	$1,061,054	$918,718	15.5%	$989,537	$918,815	7.7%

Net inpatient revenue as a % of total net operating revenues	49.8%	50.4%		50.0%	50.4%

Net outpatient revenue as a % of total net operating revenues	48.9%	48.4%		48.7%	48.4%

Income from operations	$109,106	$98,552	10.7%	$106,301	$99,736	6.6%

Income from operations as a % of net operating revenues	10.3%	10.7%		10.7%	10.9%

Depreciation and amortization	$47,183	$40,483		$43,628	$39,594

Minority interest in earnings	$455	$1,117		$455	$1,117

Liquidity Data:

Adjusted EBITDA	$156,744	$140,152	11.8%

Adjusted EBITDA as a % of net operating revenues	14.8%	15.3%

Net cash provided by operating activities	$116,232	$127,686

Net cash provided by operating activities as a % of net operating revenue	11.0%	13.9%

Continuing operating results and statistical data exclude discontinued operations for all periods presented.
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CYH Announces Second Quarter 2006 Results

July 26, 2006
COMMUNITY HEALTH SYSTEMS, INC.
Selected Operating Data
(Unaudited)
($ in thousands)

	For the Six Months Ended June 30,
	Consolidated			Same-Store
	2006	2005	% Change	2006	2005	% Change
Number of hospitals (at end of period)	75	67		67	67

Licensed beds (at end of period)	8,546	7,575		7,512	7,575

Beds in service (at end of period)	6,874	6,187		6,186	6,187

Admissions	157,214	146,334	7.4%	145,337	146,334	-0.7%

Adjusted admissions	290,305	267,320	8.6%	266,674	267,320	-0.2%

Patient days	654,822	612,819	6.9%	607,444	612,819	-0.9%

Average length of stay (days)	4.2	4.2		4.2	4.2

Occupancy rate (average beds in service)	54.2%	55.4%		54.8%	55.4%

Net operating revenues	$2,087,616	$1,826,981	14.3%	$1,959,573	$1,826,968	7.3%

Net inpatient revenue as a % of total net operating revenues	50.3%	51.2%		50.4%	51.2%

Net outpatient revenue as a % of total net operating revenues	48.4%	47.7%		48.3%	47.7%

Income from operations	$224,445	$201,650	11.3%	$222,179	$203,038	9.4%

Income from operations as a % of net operating revenues	10.8%	11.0%		11.3%	11.1%

Depreciation and amortization	$89,689	$80,280		$83,972	$79,222

Minority interest in earnings	$1,068	$2,004		$345	$2,004

Liquidity Data:

Adjusted EBITDA	$315,202	$283,934	11.0%

Adjusted EBITDA as a % of net operating revenues	15.1%	15.5%

Net cash provided by operating activities	$207,046	$276,396

Net cash provided by operating activities as a % of net operating revenue	9.9%	15.1%

Continuing operating results and statistical data exclude discontinued operations for all periods presented.
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CYH Announces Second Quarter 2006 Results

July 26, 2006
COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$24,157	$104,108
Patient accounts receivable, net of allowance for doubtful accounts of $350,776 and $346,024 at June 30, 2006, and December 31, 2005, respectively	727,688	656,029
Supplies	102,874	95,200
Deferred income taxes	4,128	4,128
Prepaid expenses and taxes	31,188	33,377
Other current assets	49,608	36,494

Total current assets	939,643	929,336

Property and equipment	2,335,763	2,128,639
Less accumulated depreciation and amortization	(578,545)	(517,648)

Property and equipment, net	1,757,218	1,610,991

Goodwill	1,316,939	1,259,816

Other assets, net	164,860	149,202

Total assets	$4,178,660	$3,949,345

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$20,621	$19,124
Accounts payable	197,010	189,940
Current income taxes payable	50,289	19,811
Accrued interest	6,877	8,591
Accrued liabilities	258,989	215,064

Total current liabilities	533,786	452,530

Long-term debt	1,656,983	1,648,500

Deferred income taxes	157,579	157,579

Other long-term liabilities	132,013	126,159

Stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 95,832,809 shares issued and 94,857,260 shares outstanding at June 30, 2006, and 94,539,837 shares issued and 93,564,288 shares outstanding at December 31, 2005	958	945
Additional paid-in capital	1,215,495	1,208,930
Treasury stock, at cost, 975,549 shares at June 30, 2006 and December 31, 2005	(6,678)	(6,678)
Unearned stock-based compensation	—	(13,204)
Accumulated other comprehensive income	22,724	15,191
Retained earnings	465,800	359,393

Total stockholders’ equity	1,698,299	1,564,577

Total liabilities and stockholders’ equity	$4,178,660	$3,949,345

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CYH Announces Second Quarter 2006 Results

July 26, 2006
COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2006	2005
Cash flows from operating activities
Net income	$106,407	$76,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89,689	81,880
Minority interest in earnings	1,068	2,004
Equity-based compensation expense	8,946	1,984
Loss on sale of hospitals	3,937	6,295
Impairment on hospital held for sale	—	6,718
Excess tax benefits relating to stock-based compensation	(4,588)	—
Other non-cash expenses, net	(635)	(511)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(57,961)	(16,717)
Supplies, prepaid expenses and other current assets	(93)	(649)
Accounts payable, accrued liabilities and income taxes	69,988	90,867
Other	(9,712)	28,009

Net cash provided by operating activities	207,046	276,396

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(178,015)	(45,813)
Purchases of property and equipment	(94,194)	(76,735)
Disposition of hospitals	750	51,861
Proceeds from sale of equipment	74	2,155
Increase in other assets	(24,382)	(22,079)

Net cash used in investing activities	(295,767)	(90,611)

Cash flows from financing activities
Proceeds from exercise of stock options	8,699	35,900
Excess tax benefits relating to stock-based compensation	4,588	—
Stock buy-back	(137,666)	(11,214)
Deferred financing costs	(16)	(991)
Redemption of convertible notes	(128)	—
Proceeds from minority investors in joint ventures	3,060	1,383
Redemption of minority investments in joint ventures	(530)	(317)
Distributions to minority investors in joint ventures	(1,977)	(979)
Borrowings under credit agreement	176,000	—
Repayments of long-term indebtedness	(43,260)	(19,701)

Net cash provided by financing activities	8,770	4,081

Net change in cash and cash equivalents	(79,951)	189,866

Cash and cash equivalents at beginning of period	104,108	82,498

Cash and cash equivalents at end of period	$24,157	$272,364

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CYH Announces Second Quarter 2006 Results

July 26, 2006
Regulation FD Disclosure
     The following table sets forth selected information concerning the consolidated operating results of the Company for the year ended December 31, 2005, and the Company’s updated projected consolidated operating results of the Company for the year ending December 31, 2006. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.
     The following is provided as guidance to analysts and investors:

	2005
	Actual Results
	Adjusted
	for Pro-forma Effect	Updated
	of Stock-Based	2006
	Compensation	Projection
	Expense	Range
Net operating revenues (in millions)	$3,738	$4,275 to $4,325
Adjusted EBITDA (in millions)	$556	$625 to $645
Income from continuing operations per share — diluted	$1.91	$2.17 to $2.22
Same hospitals annual admissions growth	2.1%	1.0% to 2.0%
Weighted average diluted shares (in millions)	98.6	96 to 97
Acquisitions of new hospitals	5	6 to 7

Income from Continuing Operations Per Share — Diluted:
1st quarter ended March 31	$0.50	$0.58 (actual)
2nd quarter ended June 30	$0.46	$0.54 (actual)
3rd quarter ending September 30	$0.44	$0.50 to $0.51
4th quarter ending December 31	$0.51	$0.56 to $0.58
     The following assumptions were used in developing the guidance provided above:
•	On January 1, 2006, the Company adopted SFAS No. 123(R), using the modified prospective application transition method. For the year ending December 31, 2006, the Company anticipates recognizing stock — based compensation expense of approximately $20 million, or $0.13 per diluted share, as compared to $5 million, or $0.03 per diluted share, recognized for the year ended December 31, 2005, under APB No. 25. Thus, the 2006 projected results do include additional stock — based compensation expense of $15 million, or $0.10 per diluted share. For comparative purposes, the 2005 actual results have been restated to include pro-forma stock-based stock option compensation expense of $17.6 million, or $0.11 per share (diluted) as if SFAS No. 123(R) was adopted on January 1, 2005, and reflected in the Company’s reported earnings for 2005. Adjusted EBITDA and income from continuing operations per share — diluted, as reported in 2005 were $573.2 million and $2.02 per share, respectively. The quarterly income from continuing operations per share-diluted, as reported in 2005 were $0.52 (1st qtr.), $0.49 (2nd qtr.), $0.47 (3rd qtr.) and $0.54 (4th qtr.).

•	Expressed as a percentage of net operating revenue, provision for bad debts is projected to be approximately 10.5% to 11.0% for 2006.

•	Capital expenditures are as follows (in millions):

		Updated
	Actual	Guidance
	2005	2006
Total	$200	$260 to $275
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CYH Announces Second Quarter 2006 Results

July 26, 2006
•	Expressed as a percent of net operating revenues, total depreciation and amortization is projected to be approximately 4.2% to 4.6% for 2006; however, this is a fixed cost and the percentages may vary as revenue varies. The adoption on January 1, 2006, of FASB Interpretation No. 45-3 (Entitled Minimum Revenue Guarantees Granted to a Business or Its Owners), requiring the Company to begin capitalizing and amortizing certain elements of its physician recruitment costs, is not expected to have a material impact on earnings during 2006.

•	Expressed as a percentage of income before income taxes, provision for income tax is projected to be approximately 38.3% to 38.7% for 2006.

.	The Company is exposed to London Inter-Bank Offer Rate (“LIBOR”) based interest rates, which have been increasing over the past two years. The following is a summary of the three-month LIBOR rates at various dates:

December 31, 2003	1.15188%
December 31, 2004	2.56438%
December 31, 2005	4.53625%
June 30, 2006	5.48063%
To partially offset the rise in LIBOR rates, the Company is currently a party to ten separate interest swap agreements to limit the effect of changes in interest rates on a portion of the Company’s long-term borrowings. On each of the swaps, the Company receives a variable rate of interest based on the three-month LIBOR, in exchange for the payment by the Company of a fixed rate of interest. Currently, the Company pays on a quarterly basis a margin above LIBOR of 175 basis points for revolver loans and term loans under the senior secured credit facility. For the purpose of providing 2006 projection range guidance, the Company has assumed that future LIBOR rates for borrowings under the Company’s $1.625 billion Senior Secured Credit Facility will increase based on market quotations of the forward yield curve and other economic forecasts.

•	On December 16, 2005, the Company announced an open market repurchase program for up to five million shares of the Company’s common stock not to exceed $200 million in purchases. This repurchase program commenced January 14, 2006, and will conclude at the earlier of three years or when the maximum number of shares has been repurchased or the maximum dollar amount has been reached. Through June 30, 2006, the Company had repurchased pursuant to this repurchase plan 3,824,800 shares at a weighted-average price of $35.95 per share. The maximum number of shares that may still be purchased under the repurchase program is 1,175,200. The remaining maximum dollar amount of shares that is permitted to be purchased under the Company’s existing indebtedness is $41.0 million. The assumed interest expense and weighted average diluted shares set forth in this guidance reflect the impact of this stock repurchase program.

•	The following table reconciles adjusted EBITDA, as defined, to the Company’s estimated net cash provided by operating activities as presented in the guidance shown on page 11:

	2005
	Actual Results
	Adjusted for
	Pro-forma	Updated
	Stock-Based	2006 Projection
	Compensation	Range
	Expense	(in millions)
Adjusted EBITDA	$556	$625 to $645
Taxes and interest expense	(209)	(226) to (235)
Other non-cash expenses and net changes in operating assets and liabilities	64	31 to 40

Net cash provided by operating activities	$411	$430 to $450

     The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable
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CYH Announces Second Quarter 2006 Results

July 26, 2006
assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.
These factors include, among other things:
•	general economic and business conditions, both nationally and in the regions in which we operate;

•	demographic changes;

•	existing governmental regulations and changes in, or the failure to comply with, governmental regulations;

•	legislative proposals for healthcare reform;

•	the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which includes specific reimbursement changes for small urban and non-urban hospitals;

•	our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	uncertainty regarding the application of the Health Insurance Portability and Accountability Act of 1996 regulations;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply cost due to market pressure from pharmaceutical companies and new product releases;

•	liability and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire and integrate additional hospitals;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	potential adverse impact of known and unknown government investigations;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.
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CYH Announces Second Quarter 2006 Results

July 26, 2006
     The consolidated operating results for the quarter and six months ended June 30, 2006, are not necessarily indicative of the results that may be experienced for any such future period or for any future fiscal year, including this fiscal year.
     The Company cautions that the projections for calendar year 2006 set forth herein are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.
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